UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2019

Solei Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(844) 726-6965

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2019, on February 20, 2019, we entered into an Acquisition Agreement with KB Medical Systems, LLC (“KB”) which set forth the preliminary terms and conditions of the proposed acquisition of the assets of KB by Solei Systems, Inc. (“SOLI” or the “Company”) , free and clear of all debts, liabilities and claims of any creditor of or claimant against KB Medical Systems, LLC, except as expressly listed on Schedule “1” or as otherwise agreed by the parties at Closing.

On April 10, in anticipation of the Closing, SOLI formed a wholly-owned subsidiary named CareClix, Inc., a Virginia Corporation. On April 14, 2019, SOLI and its wholly-owned subsidiary, CareClix, Inc.,(collectively “SOLI”), and KB commenced the closing on the Acquisition Agreement and entered into a Bill of Sale, Transfer, Assignment and Hold Harmless Agreement (the “Agreement”) whereby KB transferred, conveyed and assigned to CareClix, Inc. all of the ownership of and rights to the Assets, as listed on Schedule A attached hereto, free and clear of any and all liabilities, claims, debts, taxes, actions, or causes of action existing, relating to or arising out of the Assets; and SOLI accepted and assumed ownership of the Assets in exchange for the consideration delivered to Seller as set forth in the Agreement.

The total Consideration for the transfer of the Assets to CareClix, Inc. shall be $2,000,000, payable as follows:

1.       Cash consideration of $1,000,000 to be transferred by SOLI to Seller by wire transfer to the account of Seller as designated by Seller which wire transfer shall be requested immediately upon execution and delivery of this transfer and assignment by Seller; and

2.       Unregistered, restricted common shares of Solei Systems, Inc. (“Shares”) having a market value at the date of issue of $1,000,000 based on the five (5) day trailing average closing market bid price for the common stock of Solei Systems, Inc. on the trading market on which such shares are then traded, on the date which is six (6) months after the date of Closing.

3.       Closing of the transaction contemplated herein shall be on the date of execution by Seller and the approval of all of the members of Seller and the transfer and assignment of the Assets shall be effective on such date, notwithstanding the deferred delivery of the Shares to Seller as herein provided.

 The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by the Agreement attached hereto and incorporated herein as Exhibit 10.1.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Bill of Sale, Transfer, Assignment and Hold Harmless Agreement dated April 14, 2019 between Solei Systems, Inc. and KB Medical Systems, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	Solei Systems, Inc.

	By:	/s/ Charles O. Scott
Name: Charles O. Scott
Title: CEO

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